UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 3, 2014

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(404) 588-7711

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 3, 2014, SunTrust Mortgage, Inc. and the United States of America, represented by the United States Attorney for the Western District of Virginia reached an agreement to settle certain claims that arose from SunTrust Mortgage’s administration of the federal Home Affordable Modification Program (HAMP) primarily from March 2009 and through December 2010. Specifically, SunTrust's commitment under the agreement includes an estimated $179 million in consumer remediation (up to a maximum of $274 million), $20 million to fund housing counseling for homeowners, $10 million paid toward restitution to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), and a cash payment of $16 million to the United States Treasury. The Company will incur a $204 million pre-tax charge in connection with this matter, which reflects SunTrust Mortgage's commitment under the agreement, including its estimate of the consumer relief remediation obligation. A copy of the Restitution and Remediation Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Restitution and Remediation Agreement is qualified in its entirety by reference to the full text of the agreement.

Item 8.01 Other Events.

On June 2, 2014, the Company completed the sale of its asset management subsidiary, RidgeWorth Capital Management, Inc. (“RidgeWorth”) to RidgeWorth employees alongside investment funds affiliated with Lightyear Capital LLC. The Company will record a $105 million pre-tax gain as a result of the sale.

The aggregate financial impact of the aforementioned matters, which will be recorded in the Company’s second quarter 2014 financial results, will be $(0.13) per share.

Important Cautionary Statement
This report contains forward-looking statements. For example, statements regarding the estimated financial impact of a settlement are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC.

Item 9.01 Exhibits

10.1 Restitution and Remediation Agreement dated as of July 3, 2014 between SunTrust Mortgage, Inc. and the United States of America.

99.1 News release dated July 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: July 3, 2014.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Secretary